UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 11, 2022

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

1715 N. Gower Street, Los Angeles, CA	90028
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code 323-965-1650
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.01 par value	TRKA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS;

Director Resignations

On July 11, 2022, Robert Machinist, the Chairman of the Board of Directors (the “Board”) of Troika Media Group, Inc. (the “Company”), notified the Company of his resignation from the Board, effective immediately. Mr. Machinist has served on the Board since March 2018. Mr. Machinist’s decision to resign from the Board is due to the Company’s ongoing efforts to align its resources with its current strategy and operations and not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 11, 2022, John Belniak, a member of the Board notified the Company of his resignation from the Board, effective immediately. Mr. Belniak has served on the Board since April 2022. Mr. Belniak's decision to resign from the Board is due to the Company’s ongoing efforts to align its resources with its current strategy and operations and not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
The Company wishes to express its gratitude to Mr. Machinist and Mr. Belniak for their contributions to the Board.

The board intends to elect a new Chairman to the Board in the near term.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: July 11, 2022	By:	/s/ Sid Toama
(Signature)
Sid Toama Chief Executive Officer